Exhibit 10.1
SECURITIES PURCHASE AGREEMENT
by and between
IMMEDIATEK, INC.
and
RADICAL HOLDINGS LP
Dated as of July 18, 2008

i

INDEX TO DISCLOSURE SCHEDULES
SCHEDULE 2.05(a) Outstanding Capital Stock
SCHEDULE 2.13(b) Real Property

ii

SECURITIES PURCHASE AGREEMENT
This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of July 18, 2008, is entered into by and between Immediatek, Inc., a Nevada corporation (the “Company”), and Radical Holdings LP, a Texas limited partnership (the “Purchaser”). Certain capitalized terms used herein are defined in Section 6.19 of this Agreement.
A. The Company has agreed to adopt and file a Certificate of Designation, Rights and Preferences (the “Certificate of Designation”) establishing the Series B Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Series B Preferred Stock”), a copy of which is attached hereto as Exhibit A.
B. The Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, 69,726 shares of the Series B Preferred Stock (the “Series B Shares” or the “Shares”) on the terms and subject to the conditions set forth in this Agreement.
C. The Shares will be convertible into that aggregate number of full shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), representing at least 1.50809% of the total voting power of all outstanding shares of capital stock of the Company, including outstanding Common Stock, subject to adjustment as provided in the Certificate of Designation.
AGREEMENT
NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I.
THE SECURITIES
Section 1.01 Issuance, Sale and Delivery of the Series B Shares at the Closing. At the Closing (as defined in Section 1.02 hereof), on the terms and subject to the conditions of this Agreement, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Series B Shares, at a price of $7.17092619 per share (the “Share Purchase Price”) for an aggregate purchase price of $500,000 (the “Total Purchase Price”), which the Company and the Purchaser agree to be the fair market value of the Series B Shares as of the date hereof.
Section 1.02 Closing. The Closing shall take place at 10:00 a.m. (local time) at 5424 Deloache Avenue, Dallas, Texas 75220, on July 18, 2008, or at such other location, date and time as may be agreed upon between the Company and the Purchaser (such closing being called the “Closing” and such date and time being called the “Closing Date”). At the Closing, the Company shall issue and deliver to the Purchaser a duly issued certificate representing the Series B Shares. As payment in full for the Series B Shares, on the Closing Date, the Purchaser shall pay the Total Purchase Price, by wire transfer or check, to the Company.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to the Purchaser, as of the Closing Date, that except as set forth in the Schedules attached hereto:
Section 2.01 Organization, Qualifications and Corporate Power.
(a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. The Company is duly licensed or qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failure to be so licensed, qualified or in good standing would not result in a Material Adverse Change. The Company has full corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform this Agreement and each of the other Transaction Documents, to issue, sell and deliver the Shares and to issue and deliver the shares of Common Stock issuable upon conversion of the Shares (collectively, the “Preferred Stock Conversion Shares”).
(b) Other than IMKI Ventures, Inc., a Delaware corporation, and DiscLive, Inc., a Delaware corporation, the Company has no Subsidiaries and the Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities exercisable or exchangeable for, or convertible into, capital stock of any other entity or (B) any participating interest in any partnership, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity. The Company has no commitments or plans to establish any additional Subsidiaries.
(c) Each Subsidiary has been duly formed, organized or incorporated, as the case may be, and is validly existing as a corporation, limited partnership or limited liability company in good standing under the laws of its respective jurisdiction of formation, organization or incorporation. Each Subsidiary has been duly qualified or registered to do business and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in each other jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business as now conducted, and as proposed to be conducted, requires such qualification or registration, except where the failure to do so would not result in a Material Adverse Change.

Section 2.02 Authorization; No Conflict; No Violation. The execution and delivery by the Company of this Agreement and each of the other Transaction Documents and the performance of its obligations hereunder and thereunder; (b) the issuance, sale and delivery to the Purchaser of the Shares; and (c) the issuance and delivery of the Preferred Stock Conversion Shares have been duly authorized by all requisite corporate action on the part of the Company’s Board of Directors and shareholders and will not (i) result in a violation of the Company’s Articles of Incorporation, as amended or modified (the “Charter”), or the Company’s Bylaws, as amended or modified (the “Bylaws”), (ii) result in a violation of any applicable law, rule or regulation, or any applicable order, injunction, judgment or decree of any court or other agency of government, except such violations that would not result in a Material Adverse Change, (iii) conflict with, result in a breach of, or constitute (or, with due notice or lapse of time or both, would constitute) a default under, or give rise to any right of termination, acceleration or cancellation under, any indenture, agreement, contract, license, arrangement, understanding, evidence of indebtedness, note, lease or other instrument to which the Company or any of its properties or assets is bound, (iv) result in the creation or imposition of any Lien, charge, restriction, claim or encumbrance of any nature whatsoever upon the Company or any of the Company’s properties or assets, or (v) require any consent, approval, notification, waiver or other similar action from any third party.
Section 2.03 Consents and Approvals. Subject to the accuracy of the Purchaser’s representations and warranties set forth in Article III hereof, no registration or filing with, or consent or approval of or other action by, any federal, state or other governmental agency or instrumentality or any third party is or will be necessary for (a) the Company’s valid execution, delivery and performance of this Agreement and the other Transaction Documents, (b) the Company’s issuance, sale and delivery of the Shares, (c) the Company’s issuance and delivery of the Preferred Stock Conversion Shares upon conversion of the Shares, other than those which have previously been obtained or made, or those which are required to be made under federal or state securities laws, which will be obtained or made, and will be effective within the time periods required by law.
Section 2.04 Validity. This Agreement and each of the other Transaction Documents have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
Section 2.05 Authorized Capital Stock.
(a) The Company’s authorized capital stock consists of (i) 5,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), of which (A) 4,392,286 shares have been designated as Series A Preferred Stock and are issued and outstanding, and (B) 69,726 shares shall be fixed and determined as Series B Preferred Stock pursuant to the Certificate of Designation, and (iii) 500,000,000 shares of Common Stock. No other series or class of Preferred Stock has been established or fixed. Immediately after the Closing, the number of shares of Preferred Stock and Common Stock set forth on Schedule 2.05(a) will be validly issued and outstanding, fully paid and nonassessable. In addition, immediately prior to the Closing, a sufficient number of shares of Common Stock will be reserved for issuance upon issuance of the Preferred Stock Conversion Shares, which shall be subject to adjustment based upon adjustments to the conversion price of the Series B Preferred Stock. No shares are held in the Company’s treasury. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class and series of the Company’s authorized capital stock, are as set forth in the Charter, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws.

(i) No Person owns of record any share of the Company’s capital stock, (ii) no subscription, warrant, option, convertible security, or other right (contingent or other) to purchase or otherwise acquire equity securities or equity related securities of the Company is authorized or outstanding, and (iii) there is no commitment by the Company to issue shares, subscriptions, warrants, options, convertible or exchangeable securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset. The Company has no obligation (contingent or other) to purchase, repurchase, redeem, retire or otherwise acquire any of its equity securities or equity related securities or any interest therein or to pay any dividend or make any other distribution in respect thereof. No stock plan, stock purchase plan, stock option or other agreement or understanding between the Company and any holder of any equity securities of the Company, or rights to purchase equity securities of the Company, provides for acceleration or other changes in the vesting provisions or other terms of such securities, as the result of any merger, sale of stock or assets, change in control or other similar transaction by the Company. Other than as set forth in this Agreement, to the Company’s knowledge, there are no voting trusts or agreements, stockholders’ agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or other similar rights or proxies relating to any of the Company’s securities, or agreements relating to the issuance, sale, redemption, transfer or other disposition of the Company’s securities. All of the outstanding securities of the Company were issued in compliance with all applicable federal and state securities laws.
(b) The Shares have been duly authorized by the Company. When the Shares are issued and delivered against payment therefor, and in accordance with the terms and conditions of this Agreement, the Shares will be duly and validly issued, fully paid and nonassessable and will be free and clear of all Liens, charges, restrictions, claims and encumbrances, other than restrictions on transfer imposed by the Securities Act and applicable state securities laws. The Preferred Stock Conversion Shares have been duly reserved for issuance upon conversion of the Series B Preferred Stock and, when so issued in accordance therewith, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock and will be free and clear of all Liens, charges, restrictions, claims and encumbrances, other than restrictions on transfer imposed by the Securities Act and applicable state securities laws. Neither the issuance, sale or delivery of the Shares, nor the issuance or delivery of the Preferred Stock Conversion Shares is subject to any preemptive right of the Company’s stockholders or to any right of first refusal or other right in favor of any Person. The consummation of the transactions contemplated hereunder will not result in any anti-dilution adjustment or other similar adjustment to any of the Company’s outstanding securities. Any Person with any right (other than the Purchaser) to purchase securities of the Company, which would be triggered as a result of the transactions contemplated under this Agreement, has waived such rights.
(c) Immediately after the Closing, the voting power of the Shares will represent at least 1.50809% of the total voting power of all outstanding shares of capital stock of the Company, including outstanding Common Stock.

Section 2.06 Reports and Financial Statements. The Company has furnished or made available to the Purchaser true and complete copies of all reports or registration statements it has filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for all periods subsequent to November 1, 2002, all in the form so filed (collectively the “Company SEC Documents”). As of their respective filing dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and, as of its respective filing date, no Company SEC Document filed under the Exchange Act contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC prior to the Closing Date. No Company SEC Document filed under the Securities Act contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading at the time such Company SEC Documents became effective under the Securities Act. The Company’s financial statements, including the notes thereto, included in the Company SEC Documents (the “Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”) and present fairly the Company’s consolidated financial position at the dates thereof and of its operations and cash flows for the periods specified (subject, in the case of unaudited statements, to normal audit adjustments). Since the date of the most recent Company SEC Document, the Company has not effected any change in any method of accounting or accounting practice, except for any such change required because of a concurrent change in GAAP. No event since November 1, 2004, has occurred that requires the filing of a Current Report on Form 8-K (an “8-K”) with the SEC for which an 8-K has not been so filed. Since November 1, 2003, the Company has timely filed all material reports, registration statements and other filings required by the SEC.
Section 2.07 Disclosure Controls and Procedures.
(a) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) that (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, particularly during the periods in which the filings made by the Company with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of each of the most recent fiscal year and most recent fiscal quarter of the Company, and (iii) are effective to perform the functions for which they were established.
(b) The independent registered public accountants and the Audit Committee of the Board of Directors, or, if no Audit Committee of the Board of Directors exists, the Board of Directors (the “Board”) of the Company, have been advised of (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the accountants; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(c) The principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the SEC, each in effect on the date thereof, and the statements contained in any such certification were complete and correct as of their respective dates. The Company is otherwise in material compliance with all applicable provisions of the Sarbanes-Oxley Act that are effective.
Section 2.08 No Undisclosed Liabilities. The Company has no liabilities (whether accrued, absolute, contingent or otherwise, known or unknown, and whether due or to become due or asserted or unasserted), except (a) liabilities provided for in the Financial Statements (other than liabilities which, in accordance with GAAP, need not be disclosed), (b) liabilities (including accounts payable) incurred since March 31, 2008 (the “Balance Sheet Date”) in the ordinary course of business consistent with past practice that are no greater than $10,000 in the aggregate, or (c) such other liabilities which are no more than $5,000 individually or $10,000 in the aggregate. The Company knows of no basis for the assertion against the Company of any liabilities not adequately reflected or reserved against in the Financial Statements.
Section 2.09 Events Subsequent to the Balance Sheet Date. Since March 31, 2008:
(a) there has been no Material Adverse Change nor has any event occurred which could reasonably be expected to result in any Material Adverse Change;
(b) there has not been any payment of, setting of a record date for, or declaration, setting aside or authorizing the payment of, any dividend or other distribution in respect of any shares of capital stock of the Company or any purchase, repurchase, retirement, redemption or other acquisition by the Company, of any of the outstanding shares of capital stock or other securities of, or other ownership interest in, the Company;
(c) there has not been any transfer, issue, sale or other disposition by the Company of any shares of capital stock or other securities of the Company or any grant of options, warrants, calls or other rights to purchase or otherwise acquire shares of such capital stock or such other securities;
(d) the Company has not increased the compensation payable or to become payable, or awarded or paid any bonuses to employees, officers, directors, consultants, advisors, agents, stockholders or representatives of the Company nor has the Company either entered into any employment, deferred compensation, severance or similar agreements (nor amended any such agreement) or agreed to increase the compensation payable or to become payable by it to any of the Company’s employees, officers, directors, consultants, independent contractors, advisors, agents, shareholders or representatives or agreed to increase the coverage or benefits available under any severance pay, deferred compensation, bonus or other incentive compensation, pension or other employee benefit plan, payment or arrangement made to, for or with such employees, officers, directors, consultants, independent contractors, advisors, agents, shareholders or representatives;

(e) the Company has not made any loans, advances, guarantees or capital contributions to, or investments in, any Person, or acquired any assets or securities of any Person involving more than $1,000 individually or $5,000 in the aggregate, other than ordinary advances for expenses incurred in the ordinary course of business;
(f) there has not been satisfaction or discharge of any Lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that has not resulted in a Material Adverse Change;
(g) there has not been any termination of, or change to, a material contract or arrangement by which the Company or any of its assets is bound or subject;
(h) there has not been any resignation or termination of employment of any employees, officers, directors, consultants, advisors, agents or representatives of the Company;
(i) the Company has not transferred or granted any rights under any contracts, leases, licenses, agreements or Intellectual Property (as defined in Section 2.12 hereof) used by the Company in its business;
(j) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property or assets of the Company having a replacement cost of more than $1,000 for any single loss or $5,000 for all such losses in the aggregate;
(k) the Company has not mortgaged, pledged or subjected to any Lien or encumbrance any of its assets, acquired any assets, or sold, assigned, transferred, conveyed, leased or otherwise disposed of any assets, except for assets acquired or sold, assigned, transferred, conveyed, leased or otherwise disposed of in the ordinary course of business consistent with the Company’s past practice or Liens for taxes not yet due or payable;
(l) the Company has not canceled or compromised any debt or claim, or amended, canceled, terminated, relinquished, waived or released any contract or right or settled any claim;
(m) the Company has not made, or entered into any binding commitment to make, any capital expenditures or capital additions or betterments in excess of $5,000 in the aggregate;
(n) the Company has not incurred any debts, obligations or liabilities, whether due or to become due, except current liabilities incurred in the usual and ordinary course of business, none of which current liabilities (individually or in the aggregate) has resulted in, or could reasonably be expected to result in, a Material Adverse Change;
(o) the Company has not entered into any material transaction except for this Agreement and the other Transaction Documents;
(p) the Company has not encountered, or to its knowledge, been threatened with, any labor disputes, strikes, slowdowns, work stoppages or labor union organizing activities;

(q) the Company has not made any change in the Company’s accounting principles, methods or practices or depreciation or amortization policies or rates theretofore adopted;
(r) the Company has not disclosed to any Person any trade secrets or confidential information, except for disclosures made to Persons subject to valid and enforceable confidentiality agreements or as required by applicable law;
(s) the Company has not suffered or experienced any change in the relationship or course of dealings between the Company and any of its suppliers or customers which supply goods or services to the Company or purchase goods or services from the Company;
(t) the Company has not made any payment to, or received any payment from, or made or received any investment in, or entered into any transaction or series of related transactions (including, without limitation, the purchase, sale, exchange or lease of assets, property or services, or the making of a loan or guarantee) with any Affiliate or any members of their immediate families or any legal entity controlled by either one of them; and
(u) the Company has not entered into any agreement or commitment (contingent or otherwise) to do any of the foregoing.
Section 2.10 Litigation; Compliance with Law.
(a) There is no (i) action, suit, claim, proceeding or investigation pending or, to the best of the Company’s knowledge, threatened, against or affecting the Company or its properties or assets, at law or in equity, or before or by any federal, state, municipal or other governmental body, department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) arbitration proceeding pending or, to the best of the Company’s knowledge, threatened, against or affecting the Company or its properties or assets, or (iii) governmental inquiry pending or, to the best of the Company’s knowledge, threatened, against or affecting the Company or its properties or assets (including, without limitation, any inquiry as to the Company’s qualification to hold or receive any license or permit), and to the best of the Company’s knowledge, there is no basis for any of the foregoing. The Company is not in default with respect to any order, writ, judgment, injunction or decree known to or served upon the Company of any court or of any federal, state, municipal or other governmental body, department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action, suit, proceeding or investigation by the Company pending, threatened or contemplated against others.
(b) The Company has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage that may be material to its business, prospects, financial condition, operations, property or affairs. The Company has complied, in all material respects, with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services, the Company has all material permits, licenses and other authorizations required to conduct its business as presently conducted and the Company has been operating its business pursuant to and in compliance with the terms of all such permits, licenses and other authorizations. There is no existing law, rule, regulation or order, and the Company is not aware of any proposed law, rule, regulation or order, whether federal, state, county or local, which would prohibit or restrict the Company from, or otherwise adversely affect the Company in, conducting its business in any jurisdiction in which it is now conducting business.

Section 2.11 Proprietary Information.
(a) No third party has claimed or, to the best of the Company’s knowledge, has reason to claim, that any Person employed or retained by, or affiliated with, the Company has (i) violated, or may be violating, any of the terms or conditions of an employment, non-competition or non-disclosure agreement with such third party, (ii) disclosed, or may be disclosing, or utilized, or may be utilizing, any trade secret or proprietary information or documentation of such third party, or (iii) interfered, or may be interfering, in the employment relationship between such third party and any of its present or former employees. No third party has requested information from the Company that suggests that such a claim might be contemplated. To the Company’s knowledge, no Person employed by the Company or an Affiliate of the Company has employed, or proposes to employ, any trade secret or any information or documentation proprietary to any former employer, and, to the Company’s knowledge, no Person employed by the Company or an Affiliate of the Company has violated any confidential relationship that such Person may have had with any third party in connection with the development, manufacture or sale of any product or proposed product of the Company or the development or sale of any service or proposed service of the Company, and the Company has no reason to believe there will be any such employment or violation. Neither the execution or delivery of this Agreement or any of the other Transaction Documents, nor the conduct or proposed conduct of the Company’s business, nor the participation of any of the Company’s officers, directors or employees in the conduct of the Company’s business, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any such Person is obligated to a third party.
(b) Each employee, officer, consultant, advisor, agent and representative of the Company has entered into and executed a Employee Non-Disclosure, Non-Solicitation and Proprietary Information and Inventions Agreement or Non-Employee Non-Disclosure, Non-Solicitation and Proprietary Information and Inventions Agreement, as the case may be, substantially in the forms which have been delivered to the Purchaser (collectively, the “Non-Disclosure and Proprietary Information and Inventions Agreement”), or an employment or consulting agreement containing substantially similar terms, and such agreements are in full force and effect. The Company is not aware that any of its employees, officers, consultants, advisors, agents and representatives is in violation of such agreements, and the Company will use its best efforts to prevent any such violation. In addition, to the best of the Company’s knowledge, no current or former employee, officer, director, consultant, advisor, agent, or representative has excluded works or inventions made prior to his or her employment or consulting relationship with the Company from his or her assignment of inventions pursuant to their Non-Disclosure and Proprietary Information and Inventions Agreement.

Section 2.12 Intellectual Property.
(a) The Company has all right, title and interest in and to all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how, concepts and all pending applications for and registrations of patents, trademarks, service marks and copyrights (together, “Intellectual Property”) necessary for its business as now conducted and as proposed to be conducted, without any conflict with or infringement upon the rights of others. All registrations on behalf of the Company with and applications to governmental or regulatory authorities in respect of all Intellectual Property of the Company are valid and in full force and effect and are not subject to (i) any suits or other judicial or administrative proceedings challenging their validity or enforceability, or (ii) any other actions by the Company to maintain their validity or effectiveness, except for the routine payment of governmental fees and the submission of oaths or other evidence required by statute. There are no outstanding options, licenses, security interests, or other interests or agreements of any kind relating to the Intellectual Property of the Company. No other Person (other than licensors of software that is generally commercially available, licensors of Intellectual Property under the agreements disclosed pursuant to paragraph (d) below and non-exclusive licensees of the Company’s Intellectual Property in the ordinary course of the Company’s business) has any rights to any of the Intellectual Property owned or used by the Company, and, to the Company’s knowledge, no other Person is infringing upon, violating or misappropriating any of the Company’s Intellectual Property.
(b) The Company has not, nor has it received any communications alleging that the Company has violated, or, by conducting its business as now conducted or as proposed to be conducted, would violate any of the Intellectual Property of any other Person. The Company is not aware that any employee of the Company is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the business of the Company as now conducted or as proposed to be conducted. To the Company’s knowledge, neither the execution and delivery of this Agreement or any of the other Transaction Documents, nor the carrying on of the business of the Company by the Company’s employees, nor the conduct of the business of the Company as now conducted or as proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company is not aware of any instances where its employees, agents, advisors, consultants, independent contractors or representatives, have transferred Intellectual Property of the Company or its Subsidiaries without the Company’s consent. To the Company’s knowledge, the Company is not required to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

(c) The Company is not obligated to pay any royalties or other compensation to any third party in respect of their ownership, use or license of any of such third party’s Intellectual Property.
(d) The Company has taken reasonable precautions (i) to protect its rights in its Intellectual Property and (ii) to maintain the confidentiality of its trade secrets, know-how and other confidential Intellectual Property, and to the Company’s knowledge, there have been no acts or omissions by the officers, directors, shareholders or employees of the Company, the result of which would be to compromise the rights of any aspects of the Company to apply for or enforce appropriate legal protection of any aspects of the Company’s Intellectual Property that are material to the Company’s business as conducted or as proposed to be conducted at the time of such acts or omissions.
(e) The products, processes, proprietary technology and other proprietary know-how owned or used by the Company were developed by the Company’s present or former employees or independent contractors or consultants. The concepts, inventions and original works of authorship owned or used by the Company were developed or conceived by employees, independent contractors or consultants within the scope of their employment or retention by the Company and are connected with the Company’s underlying products, services, processes and proprietary technology. With respect to any independent contractors or consultants who were used or employed by the Company in the development of the products, processes, proprietary technology and other proprietary know-how owned or used by the Company, each has executed valid “work for hire” agreements and/or assignments of all rights to such products, processes, proprietary technology and other proprietary know-how. No portion of the Company’s Intellectual Property was jointly developed with any third party other than those who have assigned their entire right, title and interest therein to the Company.
(f) Neither the Company nor any Subsidiary has granted or assigned to any other Person the right to manufacture any products or develop or conduct research on any Intellectual Property or other services of the Company.
(g) The Company is unaware that any of its officers, employees or consultants has disclosed, or may be disclosing, or has utilized, or may be utilizing, any trade secret or proprietary information of any third party; or has unlawfully interfered, or may be unlawfully interfering, in the employment relationship with any third party and any of its present or former employees.

Section 2.13 Real Property.
(a) The Company does not own any real property.
(b) Schedule 2.13(b) hereto sets forth a complete list of all leases of real property by, or interests in real property of, the Company (each a “Real Property Lease,” and collectively, the “Real Property Leases”) as lessee or lessor. Each of the Real Property Leases identified in Schedule 2.13(b) is a valid and subsisting agreement, duly authorized and entered into and enforceable in accordance with its terms, and there is no default under any Real Property Lease by the Company, or to the Company’s knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder. As a result of each of the Real Property Leases, the Company holds a valid leasehold interest free and clear of any Liens, charge, restrictions, claims or encumbrances of any nature whatsoever. The Company has delivered or otherwise made available to the Purchaser and its counsel, true, correct and complete copies of the Real Property Leases, together with all amendments, modifications, supplements or side letters effecting the obligations of any party thereunder. The real property premises leased by the Company under the Real Property Leases are in good operating condition, normal wear and tear accepted, are reasonably fit and useable for the purpose for which they are being used, are adequate and sufficient for the Company’s business, and conform to all material respects to all applicable laws.
Section 2.14 Assets. The Company has good, legal and marketable title to all of its personal property and assets, in each case free and clear of all Liens, charges, restrictions, claims or encumbrances of any nature whatsoever. With respect to the material personal property and material assets that the Company leases (each a “Personal Property Lease,” and collectively, the “Personal Property Leases”) (a) the Company is in compliance with such Personal Property Leases, and (b) the Company holds a valid leasehold interest free and clear of any Liens, charges, restrictions, claims or encumbrances of any nature whatsoever. Each of the Personal Property Leases is a valid and subsisting agreement, duly authorized and entered into and enforceable in accordance with its terms, and there is no default under any Personal Property Lease by the Company or, to the Company’s knowledge, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder. The Company has delivered or otherwise made available to the Purchaser and its counsel true, correct and complete copies of the Personal Property Leases, together with all amendments, modifications, supplements or side letters affecting the obligations of any party thereunder. All material items of personal property and assets owned or leased by the Company are in good operating condition, normal wear and tear excepted, are reasonably fit and usable for the purposes for which they are being used, are adequate and sufficient for the Company’s business, and conform in all material respects with all applicable laws. The carrying value of the Company’s assets on the Financial Statements is not overstated in any material respect.
Section 2.15 Insurance. There is in full force and effect one or more policies of insurance issued by insurers of recognized responsibility insuring the Company and its properties, business and projects against such losses and risks, and in such amounts, on both a per occurrence and an aggregate basis, as are customary in the case of corporations engaged in the same or similar business and similarity situated. The Company has not received any notice or communication, either oral or written (a) regarding the actual or possible cancellation or invalidation of any of such policies or regarding any actual or possible adjustment in the amount of premiums payable with respect to any of said policies, (b) regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of such policies, (c) that the Company will be unable to renew its existing insurance coverage as and when the same shall expire, or (d) that the issuer of any such policies may be unwilling or unable to perform any of its obligations thereunder. There is no pending claim under any of the Company’s insurance policies, and no event has occurred or condition or circumstance exists that might (with or without notice or lapse of time), directly or indirectly, give rise to, or serve as a basis for, any such claim. The Company is not in default with respect to any provision contained in any insurance policy, and the Company has not failed to give any notice or present any presently existing claims under any insurance policy in due and timely fashion.

Section 2.16 Taxes. The Company has accurately and timely filed all federal, state, county and local tax returns and reports required to be filed by it within the applicable period, and the Company has paid all taxes shown to be due by such returns as well as all other taxes, assessments and governmental charges which have become due or payable. Such returns and reports are true and correct in all material respects. The Company has established adequate reserves on the Financial Statements for all taxes accrued but not yet payable. The Company’s federal income tax returns have never been audited by the Internal Revenue Service. No claim or deficiency assessment with respect to, or proposed adjustment of, the Company’s federal, state, county or local taxes is currently assessed or pending or, to the best of the Company’s knowledge, threatened, and, to the Company’s knowledge, there is no basis for any such claim, assessment or adjustment. There is no tax Lien (other than for current taxes not yet due and payable), whether imposed by any federal, state, county or local taxing authority, outstanding against the Company’s assets, properties or business. The Company has not executed any waiver of the statute of limitations on the assessment or collection of any tax or governmental charge. The Company is not a party to any agreement relating to the sharing, allocation or indemnification of taxes. Neither the Company nor any of its present or former shareholders has ever made an election pursuant to Section 1362 or Section 341(f) of the Internal Revenue Code of 1986, as amended (the “Code”), that the Company be taxed as a Subchapter S corporation or a collapsible corporation or any other election pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would result in a Material Adverse Change. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories. The Company has properly charged, collected and paid all applicable sales, use and other similar taxes. The Company has withheld or collected from each payment made to each non-employee the amount of all taxes required to be withheld or collected therefrom and has paid the same to the proper tax receiving officers or authorized depositories ,or filed or provided appropriate forms under the Code with respect thereto.
Section 2.17 Agreements.
(a) The Company is not a party to or otherwise bound by any written or oral agreement, instrument, commitment or restriction, which, assuming due performance by the parties thereto, individually or in the aggregate could reasonably be expected to result in a Material Adverse Change. The Company is not a party to, nor is it or any of its assets or properties bound by, any written or oral:
(i) distributor, dealer, marketing, manufacturer’s representative or sales agency agreement which is not terminable on less than ninety (90) days notice without cost or other liability to the Company;
(ii) agreement with any labor union or collective bargaining agreement;

(iii) agreement with any supplier containing any provision permitting any party other than the Company to renegotiate the price or other terms, or containing any pay-back or other similar provision, upon the occurrence of a failure by the Company to meet its obligations under the agreement when due or the occurrence of any other event;
(iv) agreement for the future purchase of fixed assets or for the future purchase of materials, supplies, services or equipment in excess of its normal operating requirements or at an excessive price, or any agreement that will result in a loss to the Company upon completion of performance;
(v) agreement for the employment of any officer, employee or other Person (whether of a legally binding nature or in the nature of informal understandings) on a full-time, part-time or consulting basis which is not terminable on notice without cost or other liability to the Company;
(vi) bonus, pension, profit-sharing, retirement, hospitalization, insurance, stock purchase, stock option or other plan, agreement or understanding pursuant to which benefits are provided to any employees, officers, directors, consultants, advisors, agents, stockholders or representatives of the Company;
(vii) loan agreement, credit agreement, promissory note, indenture, subordination agreement, letter of credit or other agreement relating to the borrowing of money or to the mortgaging or pledging of, or otherwise placing a Lien or security interest on, any asset of the Company;
(viii) guaranty of any obligation for borrowed money or otherwise;
(ix) acquisition, sale or lease agreement outside of the Company’s ordinary course of business;
(x) partnership or joint venture agreement;
(xi) agreement, or group of related agreements with the same party or any group of affiliated parties, under which the Company has advanced or agreed to advance money or has agreed to lease any property as lessee or lessor;
(xii) assignment, license or other agreement with respect to any form of intangible property;
(xiii) agreement under which it has granted any Person an exclusive right to market or distribute any of the Company’s products or services;
(xiv) agreement under which it has limited or restricted its right to operate or to compete with any Person in any respect;

(xv) agreement with any federal, state, municipal or other governmental body, department, commission, board, bureau, agency or instrumentality, domestic or foreign;
(xvi) confidentiality agreement or standstill agreement, other than those made in the ordinary course of business; or
(xvii) binding commitment or agreement to enter into any of the foregoing.
(b) The Company and, to the best of the Company’s knowledge, each other party thereto: (i) has performed all the obligations required to be performed by them to date (or each non-performing party has received a valid, enforceable and irrevocable written waiver with respect to its non-performance), and (ii) has received no notice of default and are not in default (or, with due notice or lapse of time or both, would be in default) under any agreement, contract, license, understanding, evidence of indebtedness, note, indenture, instrument, commitment, plan or arrangement to which the Company is a party or by which it or its property or assets may be bound. The Company has no present expectation or intention of terminating or not fully performing any of its obligations under any agreement, contract, license, understanding, evidence of indebtedness, note, indenture, instrument, commitment, plan or arrangement, and the Company has no knowledge of any breach or anticipated breach by the other party to any agreement, contract, license, understanding, evidence of indebtedness, note, indenture, instrument, commitment, plan or arrangement to which the Company is a party. The Company is in full compliance with all of the terms and provisions of its Charter and Bylaws.
(c) No previous or current party to any agreement or contract with the Company hereto has given written notice to the Company of, or made any claim with respect to, a desire or intention to exercise any optional termination, cancellation or acceleration right thereunder, and the Company has no knowledge of any notice of, or claim with respect to, any such desire or intention. Each of these agreements is valid and enforceable against the Company in accordance with its terms.
Section 2.18 Loans and Advances. The Company does not have any outstanding loans or advances to any Person and is not obligated to make any such loans or advances, except, in each case, for ordinary course advances to employees of the Company in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company.
Section 2.19 Assumptions, Guaranties, Etc. of Indebtedness of Other Persons. The Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable for any indebtedness of any other Person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in such Person, or to otherwise assure any creditor of such Person against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

Section 2.20 Significant Customers and Suppliers. No customer or supplier which was significant to the Company during the period covered by the Financial Statements or which has been significant to the Company thereafter, has terminated or breached, materially reduced or threatened to terminate, breach or materially reduce its purchases from or provision of products or services to the Company, as the case may be.
Section 2.21 Offerings. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Article III hereof, the Company has complied with the Securities Act and all applicable state securities laws in connection with (i) the offer, issuance and sale of all previously issued securities of the Company, (ii) the offer, issuance and sale of the Shares, and (iii) upon conversion of the Shares, the issuance and delivery of the Preferred Stock Conversion Shares, and all of the foregoing issuances are exempt from the registration requirements of the Securities Act and any applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf has taken any action that could cause the loss of such exemptions. Neither the Company nor any Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Shares, the Preferred Stock Conversion Shares or any security of the Company similar to the foregoing has offered the Shares, the Preferred Stock Conversion Shares or any such similar security for sale to, or solicited any offer to buy the Shares, the Preferred Stock Conversion Shares or any such similar security from, or otherwise approached or negotiated with respect thereto with, any Person or Persons other than Persons who are “accredited investors” as defined in Regulation D of the Securities Act. Neither the Company nor any Person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with the Shares or the Preferred Stock Conversion Shares under the Securities Act or the rules and regulations of the SEC promulgated thereunder), in either case so as to subject the offering, issuance or sale of the Shares and the Preferred Stock Conversion Shares to the registration provisions of the Securities Act. Neither the Company nor any Person acting on its behalf has offered the Shares or the Preferred Stock Conversion Shares to any Person by means of general or public solicitation or general or public advertising, such as by newspaper or magazine advertisements, by broadcast media, or at any seminar or meeting whose attendees were solicited by such means.
Section 2.22 Brokers; Financial Advisors. No agent, broker, investment banker, finder, financial advisor or other Person is or will be entitled to any broker’s or finder’s fee or any other commission or similar fee from the Company, directly or indirectly, in connection with the transactions contemplated by this Agreement and the other Transaction Documents, and no Person is entitled to any fee or commission or like payment from the Company in respect thereof based in any way on agreements, arrangements or understandings made by or on the Company’s behalf.
Section 2.23 Employees.
(a) To the Company’s knowledge, no key employee or independent contractor and no group of the Company’s key employees or independent contractors has any plans to terminate his, her or its employment or relationship as an employee or independent contractor with the Company, nor does the Company have any present intention to terminate the employment of any key employee or independent contractor, or group of employees or independent contractors.

(b) To the Company’s knowledge, no employee of the Company is a party to or is otherwise bound by any agreement or arrangement (including, without limitation, confidentiality agreements, noncompetition agreements, licenses, covenants or commitments of any nature) or subject to any judgment, decree, or order of any court or governmental body, (i) that would conflict with such employee’s ability to perform his or her duties that have been assigned to him or her or (ii) that would conflict with the Company’s business as now conducted or as proposed to be conducted.
(c) The Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed through the date hereof or amounts required to be reimbursed to them through the date hereof. The Company is in compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, labor, terms and conditions of employment and wages and hours. The Company is neither bound by nor subject to (and none of its assets or properties is bound by or subject to) any written or oral commitment or arrangement with any labor union, and no labor union has, to the best of the Company’s knowledge, sought to represent any of the Company’s employees, representatives or agents. There is no labor strike, dispute, slowdown or stoppage pending or, to the best of the Company’s knowledge, threatened against or involving the Company.
Section 2.24 Environmental and Safety Laws. The Company is not in violation of any applicable laws relating to the environment or occupational health and safety which is likely to result in a Material Adverse Change and no material expenditures are or will be required in order to comply with any such existing laws.
Section 2.25 Employee Benefits. All employment agreements, consulting agreements with individuals, deferred compensation, incentive compensation, stock option or other equity-based stock awards, pension or retirement agreements, whether or not subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or arrangements, bonus, incentive or profit-sharing plans or arrangements, or labor or collective bargaining agreements, (“Benefit Plans”) covering employees (the “Plans”), to the extent subject to ERISA, are in compliance with ERISA, the Code and all other applicable laws. Each Plan which is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (a “Pension Plan”) and which is intended to be qualified under Section 401(a) of the Code, has received a favorable determination letter from the Internal Revenue Service and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to the best of the Company’s knowledge, threatened litigation relating to the Plans. Neither the Company nor any of its Affiliates has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any Affiliate to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would be material. No Pension Plan of the Company or any ERISA Affiliate (as defined below) is, nor has any Pension Plan of the Company or any ERISA Affiliate ever been, subject to Title IV of ERISA or Section 412 of the Code. Neither the Company, any of its Affiliates nor an entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an “ERISA Affiliate”) has contributed to a “multi-employer plan,” within the meaning of Section 3(37) of ERISA. All contributions required to be made under the terms of any Benefit Plan have been timely made or have been reflected on the Financial Statements. No ERISA Affiliate maintains or has ever maintained any “employee benefit plan” as that term is defined in Section 3(3) of ERISA or any other employee benefit policy, arrangement or the like which could result in any liability of the Company.

Section 2.26 Foreign Corrupt Practices Act. Neither the Company, nor to the best of the Company’s knowledge, any employees, officers, directors, consultants, advisors, agents, shareholders or representatives of the Company or other Person acting on behalf of the Company, has taken any action that would cause the Company to be in violation of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or any rules and regulations thereunder. Each of the Company’s internal management and accounting practices and controls are adequate to ensure compliance with the FCPA. There is not now, and there has never been, any employment by the Company of any governmental or political official in any country in the world.
Section 2.27 Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor, to the best of the Company’s knowledge, any of the Company’s employees, officers, directors, consultants, advisors, agents, shareholders or representatives has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, in contravention of applicable law: (a) as a kickback or bribe to any Person or (b) to any political organization, or the holder of or any aspirant to any elective or appointive public office, except for personal political contributions not involving the direct or indirect use of the Company’s funds.
Section 2.28 Pending Changes. There is no pending or, to the Company’s knowledge, threatened change in any law, rule, regulation or order applicable to its business, operations, properties, assets, products and services which is likely to result in a Material Adverse Change.
Section 2.29 Investment Company Act. The Company is not, nor is it directly or to its knowledge, indirectly Controlled by or acting on behalf of, any Person that is, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
Section 2.30 Product Liability. The Company has no liabilities (and, to the Company’s knowledge, there is no basis for any present or future action against the Company giving rise to any liability) arising out of any injury to individuals or property as a result of ownership, possession or use of any product designed, manufactured, sold, leased or delivered by or any services performed or delivered by the Company.
Section 2.31 Books and Records. The Company’s books of account, ledgers, order books, records and documents accurately and completely reflect in accordance with usual and customary prudent business practices all material information relating to the Company’s business, the location and collection of the Company’s assets and the nature of all transactions giving rise to the Company’s obligations and accounts receivable. The Company has previously delivered or made available to the Purchaser and its counsel complete and correct copies of and all minutes and consents reflecting meetings and actions taken by the Company’s Board of Directors and its shareholders.

Section 2.32 Disclosure. The Company has disclosed to the Purchaser all facts material to the Company’s business, operations, assets, liabilities, prospects, properties, condition (financial or otherwise) and results of operations. Neither this Agreement, nor any Schedule or Exhibit to this Agreement, nor any other statements, documents or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading in light of the circumstances under which such statements were made. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which such statements were made. There is no fact which the Company has not disclosed to the Purchaser and its counsel in writing and of which the Company is aware which has resulted in, or could result in, a Material Adverse Change. As of the date hereof, no facts have come to the Company’s attention that would, in its opinion, require the Company to revise or amplify the assumptions underlying such projections and other estimates or the conclusions derived therefrom.
ARTICLE III.
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER
Section 3.01 Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company that:
(a) it is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act;
(b) it has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof, including a total loss of its investment;
(c) it has had an opportunity to ask questions and receive answers from the Company regarding the Company and the terms and conditions of the offering of the Shares. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Article II;
(d) the Shares and the Preferred Stock Conversion Shares being purchased by it are being acquired for its own account for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act;
(e) it understands that (i) the Shares and the Preferred Stock Conversion Shares have not been registered under the Securities Act or any state securities laws by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and such laws, (ii) the Shares and, upon conversion thereof, the Preferred Stock Conversion Shares must be held indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, and (iii) the Shares and the Preferred Stock Conversion Shares will bear the legend to such effect set forth in Section 3.02 hereof;

(f) this Agreement and the other Transaction Documents to which it is a party constitutes the Purchaser’s valid and legally binding obligation, enforceable in accordance with its terms. The Purchaser represents that it has full power and authority to enter into this Agreement and each of the other Transaction Documents to which it is a party; and
(g) this Agreement and each of the other Transaction Documents to which the Purchaser is a party have been duly executed and delivered by the Purchaser.
Section 3.02 Legend. The Purchaser acknowledges that the certificates evidencing the Shares and the Preferred Stock Conversion Shares will bear the legend set forth below or substantially similar legend:
The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the “Act”), or under the securities laws of certain states. these securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Act and the applicable state securities laws, pursuant to registration or exemption therefrom. The issuer of these securities may require an opinion of counsel (which may be counsel for the Company) in form and substance satisfactory to the issuer to the effect that any proposed transfer or resale is in compliance with the Act and any applicable state securities laws.
The legend set forth above shall be removed by the Company from any certificate evidencing Shares or Preferred Stock Conversion Shares, and the Company shall issue a certificate without such legend to the holder thereof, if requested, upon delivery to the Company of an opinion by counsel (which may be counsel for the Company) that such security can be freely transferred in a public sale without a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Shares or Preferred Stock Conversion Shares; provided, however, that no opinion from counsel shall be required for any dispositions pursuant to Rule 144(k) under the Securities Act.
ARTICLE IV.
CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER AND THE COMPANY
Section 4.01 Conditions to the Purchaser’s Obligations at the Closing. The Purchaser’s obligation to purchase and pay for the Series B Shares being purchased by it on the Closing Date is subject to the satisfaction of the following conditions, any of which may be waived in whole or in part by the Purchaser and which conditions the Company agrees to cause to be satisfied:
(a) Representations and Warranties to be True and Correct. The representations and warranties of the Company under this Agreement shall be true, complete and correct at and as of the Closing Date, except that representations and warranties that are applicable to a particular date by their terms shall be true, complete and correct as of such applicable date.

(b) Performance. The Company shall have performed and complied with all agreements and covenants contained herein required to be performed or complied with by it prior to or at such Closing Date.
(c) All Proceedings to be Satisfactory. All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they reasonably may request.
(d) Approvals. The Company shall have obtained any and all consents, waivers, registrations, approvals or authorizations, with or by any governmental body and all consents, waivers, approvals or authorizations of any other Person required for the valid execution of this Agreement and each of the other Transaction Documents and for the consummation of the transactions contemplated hereby and thereby.
(e) No Injunction. No governmental body or any other Person shall have issued an order, injunction, judgment, decree, ruling or assessment which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby or under any of the other Transaction Documents, nor shall any such order, injunction, judgment, decree, ruling or assessment be pending or, to the Company’s knowledge, threatened.
(f) Certificate of Designation. The Certificate of Designation shall have been adopted by the Company’s Board of Directors and duly filed with the Secretary of State of the State of Nevada or such other appropriate authority or agency of the State of Nevada, and the Purchaser shall have received a certified copy of the filed Certificate of Designation.
(g) Material Adverse Change. As of the Closing, there shall not have occurred a Material Adverse Change.
(h) Supporting Documents. The Purchaser and its counsel shall have received such additional supporting documents and other information with respect to the Company’s operations and affairs as the Purchaser or its counsel reasonably may request. All such documents shall be satisfactory in form and substance to the Purchaser and its counsel.
Section 4.02 Conditions to the Company’s Obligations at the Closing. The Company’s obligation to sell and issue the Shares on the Closing Date is subject to the satisfaction, on or before such Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:
(a) Representations and Warranties to be True and Correct. The representations and warranties of the Purchaser contained in Article III shall be true, complete and correct at and as of the Closing, with the same effect as though such representations and warranties had been made on and as of such date.

(b) Approvals. The Purchaser shall have obtained any and all consents, waivers, approvals or authorizations, with or by any governmental body and all consents, waivers, approvals or authorizations of any other Person required for the valid execution of this Agreement and each of the other Transaction Documents and for the consummation of the transactions contemplated hereby and thereby.
(c) No Injunction. No governmental body or any other Person shall have issued an order, injunction, judgment, decree, ruling or assessment which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby, nor, to the Company’s knowledge, shall any such order, injunction, judgment, decree, ruling or assessment be threatened or pending.
ARTICLE V.
COVENANTS OF THE COMPANY
The Company covenants and agrees with the Purchaser that:
Section 5.01 Authorization of Series B Preferred Stock. The Company shall deliver to the Purchaser a certified copy of the Certificate of Designation for the Series B Preferred Stock, and as executed and filed with the Nevada Secretary of State. The Company shall also deliver to the Purchaser a certified copy of resolutions duly adopted by the Board of Directors ratifying, authorizing and approving the issuance, sale and delivery of the Shares to the Purchaser pursuant to this Agreement and the establishment of the reserve for issuance of the Preferred Stock Conversion Shares.
Section 5.02 Current Report on Form 8-K. The Company shall prepare and file with the SEC a Current Report on Form 8-K, within the filing deadlines of the instructions of such form, which shall contain all information required by Form 8-K in respect of this Agreement. The Purchaser and its counsel shall have the right to review, comment on and approve the contents of such Form 8-K. The Company agrees that the information contained in the Form 8-K shall be true and correct in all material respects without any omission of any material fact which is required to make such information not false or misleading.
Section 5.03 Reserve for Preferred Stock Conversion Shares. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, for the purpose of issuing the Preferred Stock Conversion Shares upon conversion of the Series B Preferred Stock and otherwise complying with the terms of this Agreement such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of the Series B Preferred Stock or otherwise to comply with the terms of this Agreement. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the Series B Preferred Stock or otherwise to comply with the terms of this Agreement, the Company will forthwith take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Company will use its best efforts to obtain any authorization, consent, approval or other action by or make any filing with any court or governmental or administrative body that may be required under applicable state securities laws in connection with the issuance of shares of Common Stock upon conversion of the Series B Preferred Stock.

Section 5.04 Corporate Existence. The Company shall preserve and maintain, and cause each Subsidiary to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties.
Section 5.05 Preservation of Property and Assets. The Company shall use its best efforts to secure, preserve and maintain, and cause any Subsidiary to use its best efforts to secure, preserve and maintain, all licenses and other rights to use the patents, processes, licenses, permits, trademarks, trade names, inventions, copyrights or other Intellectual Property rights owned or possessed by it and deemed by the Company to be material to the conduct of its business or the business of any Subsidiary. The Company shall also use its best efforts to maintain and preserve, and cause each Subsidiary to use its best efforts to maintain and preserve, all of its other properties and assets necessary for the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted, and, from time to time, make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company and its Subsidiaries will at all times comply with each material provision of all leases to which any of them is a party or under which any of them occupies property.
Section 5.06 Insurance. The Company shall obtain and maintain, and cause each of its Subsidiaries to maintain, as to its respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated.
Section 5.07 Inspection, Consultation and Advice. The Company shall permit, and cause each any of its Subsidiaries to permit, the Purchaser and such persons as it may designate, at Purchaser’s expense, to visit and inspect any of the properties of the Company and any Subsidiary, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and any Subsidiary with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with such holder and such designees such affairs, finances and accounts), and consult with and advise the management of the Company and any Subsidiary as to the Company’s affairs, finances and accounts, all at reasonable times and upon reasonable notice, provided that the Purchaser shall cause the persons they so designate to maintain any and all information relating to the Company confidential. In the event of the Company’s breach of any of the covenants contained in this Article V, the Company shall be responsible for the fees and expenses incurred by Purchaser in enforcing its rights under this Article V.
Section 5.08 Restrictive Agreements Prohibited. Neither the Company nor any Subsidiary shall become a party to any agreement that by its terms restricts the Company’s performance of this Agreement, any of the other Transaction Documents, the Restated Articles or the Bylaws.

Section 5.09 Transactions with Affiliates. Except for transactions contemplated by this Agreement, neither the Company nor any Subsidiary shall enter into any transaction with any director, officer, employee or holder of more than five percent (5%) of the outstanding capital stock of any class or series of capital stock of the Company or any Subsidiary (other than the Purchaser and its Affiliates), member of the family of any such Person, or any corporation, partnership, trust or other entity in which any such Person, or member of the family of any such Person, is a director, officer, trustee, partner or holder of more than five percent (5%) of the outstanding capital stock thereof.
Section 5.10 Internal Accounting Controls. The Company shall devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with Company management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements, and to maintain accountability for assets, (c) access to assets is permitted only in accordance with Company management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
Section 5.11 Indemnity.
(a) The Company agrees to indemnify, defend and hold harmless the Purchaser (and its partners (and each officer and director thereof), directors, managers, officers, members, stockholders, employees, Affiliates, agents and permitted assigns) (collectively, “Purchaser Indemnified Parties”) from and against any and all losses, claims, liabilities, damages, deficiencies, costs or expenses (including, without limitation, interest, penalties, reasonable attorneys’ fees, disbursements and related charges and any costs or expenses that a Purchaser Indemnified Party incurs to enforce its right to indemnification) (collectively, “Losses”) based upon, arising out of or otherwise in respect of (i) any material inaccuracy in or material breach of any representations, warranties, covenants or agreements of the Company contained in this Agreement or any of the other Transaction Documents or (ii) any taxes of the Company and its affiliates relating to periods prior to the Closing.
(b) The Purchaser agrees to indemnify, defend and hold harmless the Company and its directors, officers, employees, Affiliates, agents and control persons (collectively, the “Company Indemnified Parties”) from and against any and all Losses based upon, arising out of or otherwise in respect of any material inaccuracy in or material breach of any representations, warranties, covenants or agreements of the Purchaser contained in this Agreement or any of the other Transaction Documents.
(c) The provisions of this Section 5.11 shall not limit or impair any right or remedy arising from breach of this Agreement or any of the other Transaction Documents. In addition to any other remedy provided by law, injunctive relief may be obtained to enjoin the breach, or threatened breach, of any provision of this Agreement and each party shall be entitled to specific performance by the others of their obligations hereunder and thereunder. All remedies, either under this Agreement, by law or as may otherwise be afforded to the Purchaser or the Company, as the case may be, shall be cumulative.

Section 5.12 Compliance with Laws. The Company shall comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders.
Section 5.13 Keeping of Records and Books of Account. The Company shall keep, and cause each Subsidiary to keep, adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and any Subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.
Section 5.14 Publicity. Except as may be required by law, the Company shall not issue or cause the publication of any press release, advertisement or other public communication relating to (a) the Purchaser (or any Affiliate of the Purchaser) or (b) this Agreement or any of the other Transaction Documents, without the Purchaser’s prior written consent.
ARTICLE VI.
MISCELLANEOUS
Section 6.01 Survival of Agreements. Except as otherwise provided herein or therein, all covenants, agreements, representations and warranties made in any of the Transaction Documents or any certificate or instrument delivered to the Purchaser or the Company pursuant to or in connection with any of the Transaction Documents shall survive the execution and delivery of all of the Transaction Documents, the issuance, sale and delivery of the Shares, and the issuance and delivery of the Preferred Stock Conversion Shares for a period of one year following the Closing Date; provided, however, that the representations and warranties of the Company in Section 2.16 hereof shall continue thereafter and shall survive until the expiration of the applicable statute of limitations. All statements contained in any certificate or other instrument delivered by the Company or the Purchaser hereunder or thereunder or in connection herewith or therewith shall be deemed to constitute representations and warranties made by the Company or the Purchaser, as the case may be.
Section 6.02 Entire Agreement. This Agreement, together with the Schedules hereto and any certificates, documents, instruments and writings that are delivered pursuant hereto and thereto, constitute the entire agreement and understanding of the parties in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof.
Section 6.03 Assignment; Binding Effect. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties; provided, however, that without the consent of any other party hereto the rights of the Purchaser hereunder are assignable to an Affiliate of the Purchaser. All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties and their respective successors and permitted assigns, whether so expressed or not. Without limiting the generality of the foregoing, all representations, covenants and agreements benefiting the Purchaser shall inure to the benefit of any and all subsequent holders from time to time of the Shares or the Preferred Stock Conversion Shares, as the case may be. Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any Person not a party to this Agreement except as provided below. Whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of the Purchaser as a purchaser or holder of the Shares (or any securities pursuant to which the Shares may be converted or exercised into) are also for the benefit of and enforceable by any subsequent holder of such Shares or other securities to the same extent they would have been enforceable by the Purchaser. Upon any permitted assignment, the references in this Agreement to the Purchaser shall also apply to any such assignee unless the context otherwise requires.

Section 6.04 Notices. All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and shall be given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):
If to the Purchaser:
Radical Holdings LP
c/o Radical Management LLC
5424 Deloache Avenue
Dallas, Texas 75220
Fax: (214) 696-6310
Attn: President
With a copy to (which does not constitute notice):
Robert S. Hart
5424 Deloache Avenue
Dallas, Texas 75220
Fax: (214) 696-3380
If to the Company:
Immediatek, Inc.
320 South Walton
Dallas, Texas 75220
Phone: (214) 744-8801
Fax: (214) 214-744-8811
Attn: Darin Divinia, President
All notices, requests or other communications will be effective and deemed given only as follows: (i) if given by personal delivery, upon such personal delivery, (ii) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, or (iv) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day. Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

Section 6.05 Specific Performance; Remedies. Each party acknowledges and agrees that the other parties would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.
Section 6.06 Submission to Jurisdiction; Waiver of Jury Trial.
(a) Submission to Jurisdiction. Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transaction contemplated hereby shall only be brought in any federal court located in Dallas County, Texas or any Texas state court located in Dallas County, Texas, and each party consents to the exclusive jurisdiction and venue of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action, suit or proceeding in any such court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, service of process on such party as provided in Section 6.04 shall be deemed effective service of process on such party.
(b) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES THAT ANY DISPUTE THAT MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE SUCH PARTY HEREBY EXPRESSLY WAIVES ITS RIGHT TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL ACTIONS, SUITS AND PROCEEDINGS THAT RELATE TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY REPRESENTS THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) SUCH PARTY UNDERSTANDS AND WITH THE ADVICE OF COUNSEL HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND REPRESENTATIONS IN THIS SECTION 6.06(b).

Section 6.07 Headings. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.
Section 6.08 Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to any choice of law principles.
Section 6.09 Amendments. This Agreement may not be amended or modified without the written consent of the Company and the Purchaser.
Section 6.10 Extensions; Waivers. Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.
Section 6.11 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is judicially determined not to be enforceable in accordance with its terms, the parties agree that the court judicially making such determination may modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its modified form, such provision will then be enforceable and will be enforced.
Section 6.12 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. For purposes of determining whether a party has signed this Agreement or any document contemplated hereby or any amendment or waiver hereof, only a handwritten original signature on a paper document or a facsimile copy of such a handwritten original signature shall constitute a signature, notwithstanding any law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.

Section 6.13 Construction. This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any law will be deemed to refer to such law as in effect on the date hereof and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. If any party has breached any covenant contained herein in any respect, the fact that there exists another covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first covenant.
Section 6.14 Attorneys’ Fees. If any dispute among any parties arises in connection with this Agreement, the prevailing party in the resolution of such dispute in any action or proceeding will be entitled to an order awarding full recovery of reasonable attorneys’ fees and expenses, costs and expenses (including experts’ fees and expenses and the costs of enforcing this Section 6.14) incurred in connection therewith, including court costs, from the non-prevailing party.
Section 6.15 Brokerage. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.
Section 6.16 Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of the Company’s capital stock of any class or series (other than with respect to the Series B Preferred Stock, the Series B Shares, the Shares or the Preferred Stock Conversion Shares), then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement will automatically be proportionally adjusted to reflect the effect of such subdivision, combination or stock dividend on the outstanding shares of such class or series of stock.
Section 6.17 Aggregation of Stock. All shares of Common Stock owned or acquired by the Purchaser or its Affiliated entities or persons (assuming full conversion, exchange and exercise of all convertible, exchangeable and exercisable securities into Common Stock) shall be aggregated together for the purpose of determining the availability of any right under this Agreement.

Section 6.18 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Affiliate” means, with respect to any Person, (i) any other Person of which securities or other ownership interests representing more than twenty percent (20%) of the voting interests are, at the time such determination is being made, owned, Controlled or held, directly or indirectly, by such Person, or (ii) any other Person which, at the time such determination is being made, is Controlling, Controlled by or under common Control with, such Person. As used herein, “Control,” whether used as a noun or verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities or otherwise.
“Company” shall have the meaning set forth in the preambles of this Agreement. For purposes of Article II, the term “Company” shall include its Subsidiaries, unless context clearly indicates otherwise.
“Lien” shall mean a mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or otherwise, including, without limitation, any lien for taxes), security interest, preference, participation interest, priority or security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any document under the law of any applicable jurisdiction to evidence any of the foregoing.
“Material Adverse Change” shall mean a material adverse change in the Company’s business, operations, assets, liabilities, prospects, properties, condition (financial or otherwise) or results of operations.
“Person” shall mean an individual, corporation, trust, partnership, limited liability company, joint venture, unincorporated organization, government body or any agency or political subdivision thereof, or any other entity.
“Subsidiary” shall mean, as to the Company, any corporation of which more than fifty percent (50%) of the outstanding stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company, or by one or more of its subsidiaries, or by the Company and one or more of its subsidiaries.
“Transaction Documents” shall mean this Agreement, the Certificate of Designation, and any other documents or agreements required as a condition to the Closing or required to be delivered by the Company to the Purchaser.
Section 6.19 Incorporation of Exhibits, Annexes and Schedules. The exhibits, annexes and schedules identified in this Agreement are incorporated herein by reference and made a part hereof for all purposes.
SIGNATURE PAGE FOLLOWS

SECURITIES PURCHASE AGREEMENT

Signature Page
IN WITNESS WHEREOF, the Company and the Purchaser have executed this Securities Purchase Agreement as of the day and year first above written.

COMPANY: IMMEDIATEK, INC., a Nevada corporation
By:	/s/ DARIN DIVINIA
	Name:	Darin Divinia
	Title:	President and Chief Executive Officer

PURCHASER:

RADICAL HOLDINGS LP, a Texas limited partnership

By:	Radical Management LLC, a Texas limited liability company, its general partner

By:	/s/ MARK CUBAN
	Name:	Mark Cuban
	Title:	President

Exhibit A
Form of Certificate of Designation
See Attached

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: www.nvsos.gov
Certificate of Designation
(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY — DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For
Nevada Profit Corporations
(Pursuant to NRS 78.1955)
1. Name of corporation:
Immediatek, Inc.
2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.
RESOLVED, that, pursuant to the authority vested in the Board of Directors by the provisions of Article V of the Restated Articles and in accordance with the provisions of NRS 78.1955, the Board of Directors hereby creates and provides for the issue of a series of Preferred Stock consisting of 69,726 shares herein designated as the “Series B Convertible Preferred Stock” (the “Series B Preferred Stock”), having the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of such series (in addition to the powers, designations preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Restated Articles that are applicable to the Preferred Stock of all series) are hereby fixed as follows (certain terms used herein being defined in Section B.1. hereof):
Continuation attached.
3. Effective date of filing: (optional)
(must not be later than 90 days after the certificate is filed)
4. Signature: (required)

Signature of Officer
Filing Fee: $175.00
IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Stock Designation
Revised: 7-1-08

A. PROVISIONS RELATING TO THE SERIES B PREFERRED STOCK
1. Dividends. The holders of the Series B Preferred Stock shall not be entitled to any preferential dividends. The holders of the Series B Preferred Stock shall be entitled to participate on an as-converted basis in any cash dividends declared and paid on the Common Stock.
2. Liquidation.
(a) Upon any Liquidation Event, the holders of shares of Series B Preferred Stock then outstanding, pari passu with holders of the Series A Convertible Preferred Stock (the “Series A Preferred Stock”) then outstanding, shall be entitled to receive, out of the funds and assets of the Corporation legally available therefor (the “Available Assets and Funds”), before any payment shall be made to the holders of shares of Junior Stock, an amount per share equal to the greater of (i) the Stated Value for a share of Series B Preferred Stock or (ii) the amount such holder would have received had such holder converted such share of Series B Preferred Stock into shares of Common Stock immediately prior to such Liquidation Event. If, upon any such Liquidation Event, the Available Assets and Funds shall be insufficient to pay the holders of shares of Series B Preferred Stock and the Series A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series B Preferred Stock and Series A Preferred Stock and any other Parity Stock shall share ratably in any distribution of the Available Assets and Funds in proportion to the respective amounts that would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.
3. Ranking. The Series B Preferred Stock shall, with respect to redemption rights, rights on liquidation, winding up, corporate reorganization and dissolution, rank pari passu with Series A Preferred Stock and senior to the Junior Stock.
4. Optional Redemption.
(a) Holders’ Redemption Rights. Upon an Event of Default, the holders of a Majority-in-Interest of the Series B Preferred Stock then outstanding may require the Corporation to redeem the Series B Preferred Stock at any time or from time to time, in whole but not in part, at a redemption price per share equal to the Stated Value, plus declared and unpaid dividends, if any, to the Redemption Date (the “Redemption Price”). Such redemption shall be effected in accordance with the procedures set forth in subsections A.4.(b) and A.4.(c) hereof.
(b) Notice. Upon an Event of Default, the Corporation shall mail notice of such Event of Default within ten (10) days of such Event of Default to the holders of record of the Series B Preferred Stock. Within a twenty-day period following such notice by the Company to the holders of the Series B Preferred Stock, each record holder of the Series B Preferred Stock shall be entitled to provide notice to the Corporation of his election to require the Company to redeem the outstanding shares of Series B Preferred Stock. In the event that the holders of a Majority-in-Interest of the Series B Preferred Stock then outstanding elect to require the Corporation to redeem shares of the Series B Preferred Stock pursuant to this subsection A.4., the Corporation shall mail notice of such redemption by first-class mail, postage prepaid, and mailed not less than ten (10) days nor more than sixty (60) days after the date the holders of a Majority-in-Interest of the Series B Preferred Stock elected to cause the redemption of
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the Series B Preferred Stock (each such date, a “Redemption Date”) to the holders of record of the shares of Series B Preferred Stock to be redeemed, at their respective addresses as such addresses shall appear in the records of the Corporation; provided, however, that failure to give such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceeding for the redemption of any shares so to be redeemed. Each such notice shall state: (i) the Redemption Date, (ii) the number of shares of Series B Preferred Stock to be redeemed, (iii) the Redemption Price, and (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price.
(c) Right of the Holders of Series B Preferred Stock upon Redemption. Following the Redemption Date, said shares of Series B Preferred Stock to be redeemed shall no longer be deemed to be outstanding and shall not have the status of shares of Series B Preferred Stock, and all rights of the holders thereof as stockholders of the Company (except the right to receive the applicable Redemption Price on the Redemption Date) shall cease, unless the Corporation defaults in the payment of the Redemption Price on the Redemption Date, in which case all rights of the holders to whom payment of the Redemption Price was not made on the Redemption Date shall continue until the Redemption Price is paid to such holders, and such holders shall have the rights of the terms of the Series B Preferred Stock set forth herein.
5. Conversion.
(a) Right to Convert. Subject to and in compliance with this Section A.5., each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, into that number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Stated Value for such share by the Conversion Price (defined below) for such share in effect at the time of conversion. The price at which shares of Common Stock shall be deliverable upon conversion of Series B Preferred Stock without the payment of additional consideration by the holder thereof (the “Conversion Price”) shall initially be $2.162676 per share. Such initial Conversion Price shall be subject to adjustment from time to time as provided in this Section A.5.
(b) Mechanics of Conversion. Each holder of Series B Preferred Stock who desires to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock or Common Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Series B Preferred Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the shares of Series B Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

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(c) Adjustments for Stock Splits and Combinations. If the Corporation at any time or from time to time after the Original Issue Date (as defined below) effects a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before the subdivision shall be proportionately decreased, and conversely, if the Corporation at any time or from time to time after the Original Issue Date combines the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection A.5.(c) shall become effective at the close of business on the date the subdivision or combination becomes effective. “Original Issue Date” means the date on which shares of Series B Preferred Stock are originally issued under this Certificate of Designation.
(d) Adjustments for Certain Dividends and Distributions. If the Corporation at any time or from time to time after the Original Issue Date makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in Additional Shares of Common Stock, then and in each such event the Conversion Price then in effect shall be adjusted as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, so that it will equal the price determined by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection A.5.(d) as of the time of actual payment of such dividends or distributions.
(e) Adjustments for Dividends and Other Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series B Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section A.5 with respect to the rights of the holders of the Series B Preferred Stock.
(f) Adjustment for Reclassification, Exchange and Substitution. In the event that, at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series B Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section A.5), then and in any such event each holder of Series B Preferred Stock shall have the right thereafter to convert such Series B Preferred Stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of shares of Common Stock into which such shares of Series B Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

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(g) No Adjustment for Certain Issuances. Notwithstanding anything to the contrary herein, no adjustment will be made to the Conversion Price (1) for issuances of Common Stock upon conversion of shares of the Series B Preferred Stock or the Series A Preferred Stock; or (2) for issuances of Common Stock, options, warrants or other convertible securities as a dividend or distribution on the Series B Preferred Stock.
(h) Sale of Shares.
(1) If at any time or from time to time after the Original Issue Date, the Corporation issues or sells, or is deemed by the express provisions of this subsection A.5.(h) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in subsection A.5.(d) above and other than upon a subdivision or combination of shares of Common Stock as provided in subsection A.5.(c) above, then and in each such event the Conversion Price then in effect shall be adjusted as of the time of such issuance or sale so that it will equal the price determined by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or sale and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or sale plus the number of shares of Common Stock issued or sold.
(2) For the purpose of the adjustment required under this subsection A.5.(h), if the Corporation issues or sells any rights or options for the purchase of, or stock or other securities convertible or exchangeable, with or without consideration, into Additional Shares of Common Stock (such convertible or exchangeable stock or securities being hereinafter referred to as “Convertible Securities”), then in each case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof. No further adjustment of the Conversion Price, adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities.
If any such rights or options, or the conversion or exchange privilege represented by any such Convertible Securities, shall expire without having been exercised, the Conversion Price adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion or exchange of such Convertible Securities. Further, if any shares of Common Stock issuable upon the exercise or conversion of options or warrants that are issued and outstanding on the Original Issue Date shall no longer be issuable thereunder due to expiration, termination or otherwise, the Conversion Price shall be adjusted as of the time of such expiration so that it will equal the price determined by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such expiration, plus the number of shares of Common Stock no longer exercisable pursuant to such option or warrant and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such expiration.

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(3) For the purpose of the adjustment required under this subsection A.5.(h), if the Corporation issues or sells any rights or options for the purchase of Convertible Securities, then in each such case the Corporation shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion or exchange of the total amount of Convertible Securities covered by such rights or options. No further adjustment of the Conversion Price, adjusted upon the issuance of such rights or options, shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion of such Convertible Securities. The provisions of paragraph (2) above for the readjustment of the Conversion Price upon the expiration of rights or options or the rights of conversion or exchange of Convertible Securities shall apply mutatis mutandis to the rights, options and Convertible Securities referred to in this paragraph (3).
(i) Notices of Record Date. In the event of (a) any taking by the Corporation of record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any transfer of all or substantially all of the assets of the Corporation to any other Person or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series B Preferred Stock at least thirty (30) days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.
(j) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the Fair Market Value of one share of the Corporation’s Common Stock on the date of conversion.

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(k) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.
(1) Notices. All notices and other communications required by the provisions of this Section A.5 shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service, cable, telegram, facsimile transmission or telex to each holder of record at the address of such holder appearing on the books of the Corporation. Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the fourth calendar day after posting, in the case of overnight delivery service, on the date of actual delivery and, in the case of notice so given by cable, telegram, facsimile transmission, telex or personal delivery, on the date of actual transmission or, as the case may be, personal delivery.
(m) Payment of Taxes. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series B Preferred Stock, including, without limitation, any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series B Preferred Stock so converted were registered.
(n) No Dilution or Impairment. The Corporation shall not amend its Amended and Restated Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding, or seeking to avoid, the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred Stock against dilution or other impairment.
6. Voting. The holders of shares of Series B Preferred Stock shall be entitled to vote on all matters required or permitted to be voted upon by the stockholders of the Corporation and, except to the extent specifically provided herein, each holder shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which all shares of Series B Preferred Stock held by such holder could be converted, pursuant to the provisions of Section A.5, at the record date for the determination of the stockholders entitled to vote on such matters or, if no record date is established, at the date such vote is taken or any written consent of stockholders is first executed. Except as otherwise expressly provided herein or as required by law, the holders of Series B Preferred Stock shall vote together as a single class with the holders of Series A Preferred Stock and Common Stock on all matters.

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B. GENERAL PROVISIONS
1. Definitions. As used herein with respect to the Series B Preferred Stock, the following terms have the following meanings:
“Additional Shares of Common Stock” means all shares of Common Stock issued after the Original Issue Date, in each event other than shares of Common Stock issued upon conversion of the Series A Preferred Stock or the Series B Preferred Stock.
“Common Stock” means the common stock of the Corporation, $0.001 par value per share.
An “Event of Default” shall exist if within 45 days from the Original Issue Date any representation or warranty made or deemed made by or on behalf of the Corporation in the Purchase Agreement, or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection the Purchase Agreement, or any amendment or modification thereof or waiver thereunder, shall prove to have been materially incorrect when made or deemed made.
“Fair Market Value” means (i) if the Common Stock is listed on a national securities exchange, the closing sale price per share on the principal exchange on which the Common Stock is listed as reported by such exchange, (ii) if the Common Stock is quoted in the National Market System, the closing sale price per share as reported by Nasdaq, (iii) if the Common Stock is traded in the over-the-counter market but not quoted in the National Market System, the average of the closing bid and asked quotations per share as reported by Nasdaq, or any other nationally accepted reporting medium if Nasdaq quotations shall be unavailable, or (iv) if none of the foregoing applies, the fair market value of such stock as reasonably determined in good faith by the Board of Directors of the Corporation.
“Junior Stock” means shares of Common Stock and any other class or series of capital stock of the Corporation that by its express terms provides that is ranks junior to the Series A Preferred Stock and Series B Preferred Stock as to distribution of assets on liquidation, dissolution or winding up.
“Liquidation Event”means the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and also includes (i) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the sale, disposition or other transfer of more than fifty percent (50%) of the outstanding voting power of the Corporation or (ii) a sale, exclusive license or other disposition of all or substantially all of the assets of the Corporation.
“Majority-in-Interest” means the holders of a majority of the Series B Preferred Stock.
“Parity Stock” means Series A Preferred Stock and any class or series of capital stock of the Corporation ranking on a parity with the Series B Preferred Stock as to distribution of assets on liquidation, dissolution or winding up.
“Person” means any individual, corporation, partnership, trust, joint venture, organization, association, government or agency or political subdivision thereof, or any other entity.
“Purchase Agreement” means that certain Securities Purchase Agreement, dated as of July 18, 2008, by and between the Corporation and Radical Holdings LP.
“Stated Value” means a stated value per share equal to $7.17092619 with respect to the Series B Preferred Stock.

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Schedule 2.05(a)
Outstanding Capital Stock

Series A	4,392,286
Series B	69,726
Common	535,321

Schedule 2.13(b)
Real Property
Real property lease for 320 S. Walton, Dallas, Texas.